Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR THREE MONTHS ENDED SEPTEMBER 30, 2009

Revenues of $121 million and Gross Profit of 40%

BOSTON, MA – November 5, 2009 – Stream Global Services, Inc., (NYSE AMEX:SGS), a premium business process outsource (BPO) service provider specializing in customer relationship management services for Fortune 1000 companies, today announced consolidated financial results for its 2009 third quarter ended September 30, 2009.

These results do not include any financial results for Stream’s purchase of eTelecare Global Solutions and the related financings of approximately $300 million that were completed on October 1, 2009. Results for eTelecare and related financings will be included for the period October 1, 2009 to December 31, 2009 in our fourth quarter 2009 financial results.

GAAP Consolidated Results

On a GAAP basis, revenue for the three and nine months ended September 30, 2009 was $121.9 million and $383.2 million, respectively, as compared to $81.5 million in the three and nine months ended September 30, 2008 due to our acquisition of Stream Holdings Corporation on July 31, 2008.

GAAP net loss was $6.8 million and $7.6 million for the three and nine months ended September 30, 2009, respectively, as compared GAAP net loss of $0.9 million and net income of $0.9 million for the three and nine months ended September 30, 2008.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis (giving effect to the Company’s acquisition of SHC as if it occurs on January 1, 2008), the Company posted revenue for the three and nine months ended June 30, 2009 of $121.9 million and $383.2 million as compared to $124.5 million and $393.6 million in the three and nine months ended September 30, 2008, respectively. Revenue for the nine months ended September 30, 2008 included approximately $23 million, from clients that were lost prior to the acquisition of SHC on July 31, 2008.

Stream’s gross profit as a percentage of revenue increased to 40% and 42% in the three and nine months ended September 30, 2009, respectively, compared to 37% and 36% in the three and nine months ended September 30, 2008, respectively.

For the three and nine months ended September 30, 2009, adjusted pro forma earnings before interest taxes depreciation and amortization (“Adjusted EBITDA”) increased 8% and 63% to $7.1 million and $33.5 million, respectively, compared to $6.6 million and $20.6 million in the year-earlier periods. Adjusted EBITDA as a percentage of revenue for the three and nine months ended September 30, 2009 was 5.8% and 8.7%, respectively, compared to 5.3% and 5.2% for the three and nine months ended September 30, 2008. See attached reconciliation for description of adjustments to EBITDA and reconciliation to net income.

Scott Murray, Chairman and Chief Executive Officer of Stream said, “ We are pleased with the progress we have made over the past year. We have been able to improve our gross margins by 600 bps over last year’s nine-month comparable period and have won a number of new accounts in the telecommunications, wireless and computing segments. We have also further expanded our geographic footprint into places such as Tunis, the Philippines and Cairo. During the third quarter of 2009, we ramped both new client accounts and new service centers. These activities required us to invest in shared service, recruiting, training, and technology costs at a higher rate than prior periods. These amounts were fully expensed during the current quarter and will benefit future periods by higher revenues and margins. We continue to see progress in our business, however, the effects of the global recession are still impacting our operations and resulting revenues from our clients. We expect to see a very gradual improvement in our business over the next several months due to both seasonal increases and improvements in the general economic environment.” Murray went on to say “We are also pleased to complete the combination with eTelecare on October 1, 2009 and financings totaling almost $300 million (including a $200 million high yield bond and an undrawn $100 million Asset Based Revolving Line of Credit). This now positions Stream with a very broad geographic global footprint, including North America, Latin America, Africa, Europe, India and the Philippines. With approximately 30,000 employees in 50 global service centers we now provide very diverse services for all of our global clients needs ranging from sales services to customer care to technical support and customer lifecycle management.”

Stream will hold a conference call for investors on November 5, 2009 at 4:30 PM EST. Investors can participate by calling 800-344-6491, passcode: 8163948.

Contact Information:

Sally Comollo

Director of Marketing Communications

sally.comollo@stream.com

781-304-1847

About Stream Global Services:

Stream Global Services is a premium business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled workforce of approximately 30,000 employees based out of 50 solution centers in 22 countries supporting more than 30 languages. Stream continues to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s Annual report filed with the SEC on Form 10-K for the year ended December 31, 2008 and Registration Statement on Form S-3 filed with the SEC on October 21, 2009.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how SGSI defines non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP Information,” certain items noted on each such specific schedule are excluded from the non-GAAP financial measures.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue	$121,875	$81,537	$383,159	$81,537
Direct cost of revenue	72,568	50,529	224,587	50,529

Gross profit	49,307	31,008	158,572	31,008

Operating expenses:
Selling, general and administrative expenses	42,110	25,647	127,828	26,194
Transaction related expenses	2,992	-	2,992	-
Depreciation expense	4,579	2,741	13,979	2,748
Amortization expense	2,685	1,249	6,862	1,249

Income (loss) from operations	(3,059)	1,371	6,911	817
Interest expense (income) and other financial costs	2,731	533	8,240	(2,952)

Income (loss) before provision for income taxes	(5,790)	838	(1,329)	3,769
Provision for income taxes	986	1,757	6,314	2,827

Net income (loss)	$(6,776)	$(919)	$(7,643)	$942
Preferred stock beneficial conversion feature, accretion and dividends	2,582	50,599	6,261	50,599

Net income (loss) available to common shareholders:	(9,358)	(51,518)	(13,904)	(49,657)

Basic and Diluted income (loss) per share	$(0.99)	$(2.12)	$(1.47)	$(1.78)

Shares used in computing per share data:
Basic and Diluted shares	9,446	24,347	9,450	27,907

Note: Prior to July 31, 2008 SGS was a development stage company and had no operations.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$16,742	$10,660
Accounts receivable, net	109,009	109,385
Other current assets	24,699	26,811

Total current assets	150,450	146,856
Equipment and fixtures, net	48,340	41,634
Goodwill, intangible assets, and other long-term assets	141,854	141,455

Total assets	$340,644	$329,945

Liabilities and Stockholders’ Equity
Current liabilities	$78,683	$79,392
Long-term debt	81,126	63,624
Capital lease obligations	9,212	5,484
Deferred income taxes	16,233	17,396
Other long-term liabilities	13,347	16,387

Total liabilities	198,601	182,283

Stockholders’ equity and preferred stock *	142,043	147,662

Total liabilities and stockholders’ equity	$340,644	$329,945

* June 30, 2009 and December 31, 2008 includes $721 and $145,911 of redeemable convertible preferred stock, respectively.

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
(Non-GAAP Pro forma)
Revenue	$121,875	$124,536	$383,159	$393,622
Direct costs of revenue	72,769	78,518	223,546	252,922

Gross profit	49,106	46,018	159,613	140,700

Gross profit as a percentage of revenue	40%	37%	42%	36%

Operating expenses:
Selling, general and administrative expenses	41,984	39,433	126,872	120,118
Stock-based compensation expense	208	26	531	1,234
Transaction related expenses	2,992	-	2,992	-
Depreciation expense	4,579	4,500	13,979	14,496
Amortization expense	2,685	1,438	6,862	2,877

	52,448	45,397	151,236	138,725

Income (loss) from operations	(3,342)	621	8,377	1,975
Interest expense (income) and other financial costs	2,448	819	9,706	6,321

Income (loss) before provision for income taxes	(5,790)	(198)	(1,329)	(4,346)
Provision for income taxes	986	2,528	6,314	6,497

Net income (loss)	$(6,776)	$(2,726)	$(7,643)	$(10,843)

Adjusted EBITDA
Income (loss) from operations	$(3,342)	$621	$8,377	$1,975
Depreciation and amortization expense	7,264	5,938	20,841	17,373
Restructuring severance expense	-	-	735	-
Transaction related expenses	2,992	-	2,992	-
Stock-based compensation expense	208	26	531	1,234

Adjusted EBITDA	$7,122	$6,585	$33,476	$20,582

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net Income (loss)	$(6,776)	$(919)	$(7,643)	$942
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Provision for income taxes	986	1,757	6,314	2,827
Pro forma depreciation and amortization	7,264	5,938	20,841	17,373
Interest expense (income) and financial costs	2,731	533	8,240	(2,952)
Realized foreign exchange gains	(283)	265	1,466	397
Restructuring severance	-	-	735	-
Transaction related expenses	2,992	-	2,992	-
Stock-based compensation expenses	208	26	531	1,234
Operating income (loss) from SHC for the period prior to the acquisiton of July 31, 2008, excluding depreciation and amortization	-	(1,015)	-	761

Adjusted EBITDA	$7,122	$6,585	$33,476	$20,582

Direct cost of revenue	$72,568	$78,835	$224,587	$253,016
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	201	(317)	(1,041)	(94)

Adjusted direct cost of revenue	$72,769	$78,518	$223,546	$252,922

Gross profit	$49,307	$45,701	$158,572	$140,606
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	(201)	317	1,041	94

Adjusted gross profit	$49,106	$46,018	$159,613	$140,700

Selling, general and administrative expenses	$42,110	$39,707	$127,828	$120,446
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Stock-based compensation	(208)	(145)	(531)	(290)
Foreign exchange gains	82	(129)	(425)	(38)

Selling, general and administrative expenses	$41,984	$39,433	$126,872	$120,118

Income (loss) from operations	$(3,059)	$175	$6,911	$1,843
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	(283)	446	1,466	132

Income (loss) from operations	$(3,342)	$621	$8,377	$1,975

Interest expense (income) and other financial costs	$2,731	$373	$8,240	$6,189
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	(283)	446	1,466	132

Interest expense (income) and other financial costs	$2,448	$819	$9,706	$6,321